Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement on Form S-1 of our report dated December 13, 2010 relating to the financial statements for the years ended August 31, 2010 and 2009 of Absolute Life Solutions, Inc., and to the reference to our firm under the caption "Experts" in the related Amendment No.1 to Registration Statement of Absolute Life Solutions, Inc, for the registration of up to 124,437,090 shares of its common stock.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

September 22, 2011